Exhibit 10.57

CONTRACT CHIEF FINANCIAL OFFICER AGREEMENT

THIS CONTRACT CHIEF FINANCIAL OFFICER AGREEMENT (the “AGREEMENT’) is dated as of the 1st day of March, 2023. It is entered into by and between MJ Holdings, Inc., a Nevada corporation, corporate address is 5730 Sky Pointe, Suite 102, Las Vegas Nevada 89130 (hereinafter referred to as the “Company’), and Patricia Chinnici (hereinafter referred to as “Contract CFO”).

RECITALS

WHEREAS, Contract CFO has specialized financial skills, experience and knowledge to help the Company with its fully reporting requirements;

WHEREAS, the Company is desirous of retaining Contract CFO’s services as an Independent Contractor and Contract CFO is desirous of formalizing a new relationship with the Company;

WHEREAS, the Company is willing to enter into an agreement with the Contract CFO to provide services for the Company, but only upon the terms and condition provided for hereinafter; and

NOW, THEREFORE, IN CONSIDERATION of the mutual promises made herein and certain additional valuable consideration, as provided for hereafter, it is AGREED, that

1. SERVICES.

The Contract CFO shall be responsible for reporting all aspects of the company’s financial results, especially in preparing the 10K filing for 2022 and Q1 filing for 2023 interim financial statements. The Contract CFO will consult with the officers and management of the Company, as needed, to obtain required information, acting as an external part-time CFO/Controller providing the Company with the tools, systems and support necessary to complete the financial reporting responsibilities of the business.

The Company agrees to retain Contract CFO to provide such services under the terms and conditions set forth herein. Contract CFO agrees to render all services under this Agreement in a professional and business-like manner and in full accordance with the terms and conditions of this Agreement. During the term of this Agreement, Contract CFO shall devote her energy, skill and best efforts to perform her duties.

2. COMPENSATION AND TERM.

The Company shall pay the Contract CFO for her services as follows:

2.1 REMUNERATION AND TERM. The Contract CFO will be paid $5,000.00 per month for three months, from February 15 through May 15. The total amount of $15,000.00 is due in advance of starting services for the 1st quarter of 2023.

2.2 The Contract CFO is expected to be available for meetings, either virtually or in person, as needed to complete the work. Reasonable travel expenses will be reimbursed upon presentation of supporting documentation.

3. INDEPENDENT CONTRACTOR STATUS.

The Contract CFO is an independent contractor. The Contract CFO shall not be deemed for any purpose to be an employee or agent of Company, and neither party shall have the power or authority to bind the other party to any contract or obligation. The Contract CFO shall not hold herself out or otherwise represent herself to any person or entity as anything other than an independent contract CFO of the Company, regardless of any title or designation the Contract CFO may hold with the Company, nor will the Company represent her as anything other than an independent contractor.

4. BEST EFFORTS OF CONTRACT CFO.

The Contract CFO is expected to devote sufficient time to the business of the Company and to all of the duties that may be required by the terms of this Agreement to the reasonable satisfaction of the Company. The Contract CFO shall at all times faithfully, with diligence and to the best of her ability, experience and talents, perform all the duties that may be required of and from her pursuant to the express and implicit terms hereof to the reasonable satisfaction of the Company. Such services shall be rendered at such place or places as the Company shall in good faith require or as the interest, needs, business or opportunity of the Company shall require.

5. EXPENSES.

Only upon prior approval of management, the Contract CFO is authorized to incur reasonable business expenses. The Company shall reimburse the Contract CFO for all such expenses on the presentation by the Contract CFO, from time to time, of an itemized account of such expenditures in accordance with the guidelines set forth by the Internal Revenue Service for travel and entertainment.

6. TERMINATION.

6.1. Either party may terminate this agreement for any reason by giving thirty (30) days notice to the other party in any from.

6.2. The Company can terminate this agreement immediately, without penalties, by demonstrating willful misconduct, malfeasance, gross negligence or other like conduct adversely affecting the best interests of the Company, including, without limitation, (i) the failure or neglect by the Contract CFO to perform her duties hereunder; (ii) the commission of any felony against the Company, including, without limitation, any fraud against the Company, any of its affiliates, clients or customers of the Company.

7. CONFIDENTIALITY.

The Contract CFO shall not divulge to others any information she may obtain during the course of her term relating to her services for the Company without first obtaining written permission of the Company.

8. RETURN OF DOCUMENTS.

On termination of the Contract CFO’s services with the Company, or at any time upon the request of the Company or its affiliates, the Contract CFO shall return to the Company all documents, including all copies thereof, and all other property relating to the business or affairs of the Company in her possession or control, no matter from whom or in what manner she may have acquired such property. The Contract CFO acknowledges and agrees that all of the Materials are property of the Company and releases all claims of right of ownership thereto.

9. MUTUAL INDEMNITIES.

THE COMPANY AND CONTRACT CFO JOINTLY AGREE TO AND SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS THE OTHER FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES, DAMAGES, CAUSES OF ACTION, SUITS, AND LIABILITY OF EVERY KIND, INCLUDING ALL EXPENSES OF LITIGATION, COURT COSTS, AND ATTORNEYS’ FEES, FOR INJURY TO OR DEATH OF ANY PERSON, OR FOR DAMAGE TO ANY PROPERTY, ARISING OUT OF EITHER NEGLIGENCE OR MISCONDUCT IN CONNECTION WITH THE WORK DONE BY CONTRACT CFO UNDER THIS AGREEMENT; PROVIDED THAT THIS INDEMNIFICATION SHALL NOT APPLY IN THE EVENT OF ANY GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY THE CONTRACT CFO.

10. ASSIGNMENT OF CONTRACT.

The Contract CFO may not assign her rights under this Agreement without the written consent of the Company.

11. GOVERNING LAW.

This Agreement, and the rights and obligations of the parties hereto, shall be governed by and construed in accordance with the laws of the State of California without regard to principles of conflict of laws. Each of the parties waives any right to object to the jurisdiction or venue of such courts or to claim that such courts are an inconvenient forum.

12. ENTIRE AGREEMENT AMENDMENT.

This Agreement constitutes the entire Agreement, representation and understanding of the parties hereto with respect to the subject matter hereof, and no amendment or modification shall be valid or binding unless made in writing and signed by the parties to this Agreement. This Agreement supersedes any and all other agreements, either oral or written, between the Company and Contract CFO with respect to the subject matter hereof and contains all of the covenants and agreements between the parties relating in any way to Contract CFO’s services for the Company.

13. NOTICES.

All notices or other communications required or permitted hereunder shall be in writing. All notices or other required or permitted communications shall be delivered or sent, as the case may be, by any of the following methods: (i) personal delivery; (ii) overnight commercial carrier;- or (iii) registered or certified mail, postage prepaid, return receipt requested. Receipt and effective delivery shall occur upon the earlier of the following: (a) If personally delivered, the date of delivery to the address of the person to receive such notice; (b) If delivered by overnight commercial earner, one day following the receipt of such communication by such carrier from the sender as shown on the sender’s delivery invoice from such carrier; or (c) If mailed, two (2) business days after the date of posting by the United States post office. No notice or other required or permitted communication shall be effective unless and until received.

14. MODIFICATION AND WAIVER.

No change or modification of this Agreement shall be valid or binding upon the parties hereto unless such change or modification shall be in writing and signed by the Company and Contract CFO. No course of dealing between the Company and Contract CFO, nor any waiver by the Company of a breach of any provision of this Agreement, or delay in exercising any right under this Agreement, shall operate or be construed as a waiver of any subsequent breach by Contract CFO.

15. REMOVAL OF ILLEGAL, INVALID-OR UNENFORCEABLE PROVISIONS.

If any provision of this Agreement is held to be illegal, invalid or unenforceable, such provision may be removed. Thereafter, the Agreement shall be considered to be legal, valid or enforceable provision as though the removed provision had never comprised a part of the Agreement. The remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by their removal from this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement or caused this Agreement to be executed on the date first set forth above.

MJ Holdings, Inc.
(“The Company”)

By:
Title:	CEO/Chairman of the board
Date:	3/1/23

Patricia Chinnici
(“Contract CFO”)

By:
Date:	3/1/23